DATE:	November 30, 2006

TO:
Supplemental Interest Trust,
First Franklin Mortgage Loan Trust 2006-FFB
c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Service Manager - FFML 2006-FFB
("PartyB")

FROM:
ABN AMRO BANK N.V.
199 Bishopsgate,
London EC2M 3XW,
United Kingdom
Attention: Fixed Income Derivatives Documentation
Telex: 887366 Answerback: ABNALN G
Fax: 44 20 7857 9428
Telephone: 44 20 7678 3311
Electronic Messaging System Details: Swift ABNA GB 2L
("Party A")

RE:	Interest Rate Cap Transaction

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of November 30, 2006, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

OUR REF.: 4293855

1.	The Cap Transaction to which this Confirmation relates is a Rate Cap Transaction, the terms of which are as follow:

General Terms

	Trade Date:	November 17, 2006

	Effective Date:	January 25, 2008, subject to adjustment in accordance with the Following Business Day Convention

	Termination Date:	November 25, 2011, subject to adjustment in accordance with the Following Business Day Convention

	Notional Amount:	See Amortization Schedule, Schedule A

Fixed Amounts (Premium):

	Fixed Rate Payer:	Party B

	Fixed Rate Payer Payment Date:	November 30, 2006, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:
USD $465,000; Lehman Brothers Holdings Inc. on behalf of Party B shall pay to Party A the Fixed Amount on or prior to November 30, 2006. This Fixed Amount Payment is included in the net amount of $1,895,000 payable to Lehman Brothers Holdings Inc. (for the benefit of Party B) by Party A under confirmation Ref. No. 4293871 between Party A and Party B of even date herewith.

Floating Amounts:

	Floating Rate Payer:	Party A

	Cap Rate:	6.25%

	Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on February 25, 2008 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

	Floating Rate Payer Payment Dates:	Early Payment, one (1) Business Day preceding each Floating Rate Payer Period End Date.

	Floating Rate Option:	USD-LIBOR-BBA

	Designated Maturity:	One (1) month

	Spread:	None

OUR REF.: 4293855

	Floating Rate Day Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.

	Compounding:	Inapplicable

Business Days:
Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in (1) the city in which the Corporate Trust Office is located or (2) the States of New York, Colorado, Maryland or Minnesota are closed.

2.	Procedural Terms:

	Calculation Agent:	Party A

	Offices:	The Office of Party A for this Cap Transaction is London.

Account Details:

	Payments to Party A:	ABN AMRO Bank N.V., New York, ABNAUS33 CHIPS 007535 ABA No. 026009580 A/C Name: ABN Amro Bank N.V., London A/C No. /661001036741 Ref. DCM

	Payments to Party B:	Wells Fargo Bank, N.A. ABA# 121000248 For Credit to: Corporate Trust Clearing Acct: 3970771416 FFC: 50967903 Ref: FFML 2006-FFB // Interest Rate Cap Account

OUR REF.: 4293855

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning to us by fax/telex to ABN AMRO Bank N.V. to the attention of Derivatives Documentation Unit:

FaxNumber :	0044 207 8579428/9430
Telephone Number :	0044 207 6783311/3196

ABN AMRO BANK N.V., LONDON BRANCH

By: ____/s/ Robert Furlong______________________
     Authorized Signatory

By: _____/s/ Clifford Bullock____________________
     Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

SUPPLEMENTAL INTEREST TRUST,
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFB
By: Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee

By:______/s/ Michael Pinzon___________________
      Name: Michael Pinzon
      Title: Vice President

OUR REF.: 4293855

SCHEDULE A to the Confirmation dated as of November 30, 2006,
Re: Reference Number 4293855

Amortization Schedule, *subject to adjustment in accordance with the Following Business Day Convention

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD)
2/25/2008	68,805,000.00
3/25/2008	74,257,000.00
4/25/2008	79,061,000.00
5/25/2008	83,264,000.00
6/25/2008	86,914,000.00
7/25/2008	80,797,000.00
8/25/2008	68,729,000.00
9/25/2008	57,065,000.00
10/25/2008	83,985,000.00
11/25/2008	101,642,000.00
12/25/2008	111,505,000.00
1/25/2009	116,321,000.00
2/25/2009	117,789,000.00
3/25/2009	116,892,000.00
4/25/2009	114,465,000.00
5/25/2009	107,899,000.00
6/25/2009	105,222,000.00
7/25/2009	102,449,000.00
8/25/2009	99,596,000.00
9/25/2009	96,679,000.00
10/25/2009	93,710,000.00
11/25/2009	90,703,000.00
12/25/2009	94,073,000.00
1/25/2010	98,161,000.00
2/25/2010	101,983,000.00
3/25/2010	104,628,000.00
4/25/2010	102,627,000.00
5/25/2010	100,600,000.00
6/25/2010	98,556,000.00
7/25/2010	96,498,000.00
8/25/2010	94,433,000.00
9/25/2010	92,370,000.00
10/25/2010	90,310,000.00
11/25/2010	88,256,000.00
12/25/2010	86,215,000.00
1/25/2011	84,192,000.00

OUR REF.: 4293855

Calculation Period in respect of the Payment Date scheduled to occur on*:	Notional Amount (USD)
2/25/2011	82,187,000.00
3/25/2011	80,203,000.00
4/25/2011	78,244,000.00
5/25/2011	76,310,000.00
6/25/2011	74,405,000.00
7/25/2011	72,530,000.00
8/25/2011	70,687,000.00
9/25/2011	68,875,000.00
10/25/2011	67,097,000.00
11/25/2011	65,354,000.00

OUR REF.: 4293855